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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  January 16, 2001

                      Metawave Communications Corporation
            (Exact name of Registrant as specified in its charter)

           Delaware                          0-24673                  91-1673152
 (State or other jurisdiction        (Commission File Number)      (I.R.S. Employer
of incorporation or organization)                                 Identification No.)

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                             10735 Willows Road NE
                               Redmond, WA 98052
              (Address of principal executive offices) (Zip code)


                                (425) 702-5600
             (Registrant's telephone number, including area code)
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Item 4.   Changes in Registrant's Certifying Accountant


          On January 22, 2001, the audit committee of the Board of Directors approved the engagement of Arthur Andersen LLP as independent auditors for Metawave Communications Corporation (the "Company"). Notice of resignation from
Ernst & Young LLP, the Company's previous independent auditors, was received by the Company on January 16, 2001.

          The reports of Ernst & Young LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Ernst & Young LLP, there were no disagreements with Ernst & Young
LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v). The
Company has requested that Ernst & Young LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 23, 2001, is filed as Exhibit 16.1 to this Form 8-K.

          During the Company's two most recent fiscal years and the interim period prior to engaging Arthur Andersen LLP, the Company has not consulted
Arthur Andersen LLP with respect to any of the matters described in Regulation
S-K Item 304(a)(2)(i) or (ii).

Item 7.   Financial Statements and Exhibits

     (a)  Exhibits.

          16.1 Letter of Ernst & Young LLP dated January 23, 2001 regarding the disclosure contained in Item 4 of this report on Form 8-K.


                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            METAWAVE COMMUNICATIONS
                                            CORPORATION
                                            (Registrant)



Date:  January 23, 2001                     By: /s/ Stuart W. Fuhlendorf
                                               -------------------------
                                               Stuart W. Fuhlendorf
                                               Chief Financial Officer


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                               INDEX TO EXHIBITS



Exhibit
Number                  Description
-------                 -----------

16.1           Letter from Ernst & Young LLP

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